Exhibit (g)(3)(ii)

Natixis Investment Managers

888 Boylston Street, Suite 800

Boston, MA 02199-8197

March 16, 2026

State Street Bank and Trust Company

1 Iron Street CCB5E

Boston, MA 02210 Attention:

Doug Minasian

Re: Loomis Sayles Credit Income Opportunities Fund (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been organized as a Delaware statutory trust and has filed a registration statement on Form N-2 under the Investment Company Act of 1940, as amended, which is pending SEC effectiveness.

In accordance with Section 18.6, the Additional Funds provision, of the Master Custodian Agreement dated as of September 1, 2005, as amended, supplemented and modified from time to time (the “Custody Agreement”), by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the Fund under the terms of the Custody Agreement. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.4 of the Custody Agreement. Appendix A of the Custody Agreement is hereby amended in its entirety and replaced with Appendix A hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Loomis Sayles Credit Income Opportunities Fund, on behalf of itself and its series
Loomis Sayles Credit Income Opportunities Fund

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael Dean
Name:	Michael Dean
Title:	Managing Director
Effective Date:	March 16, 2026

APPENDIX A

management Investment Companies Registered with the SEC

and Portfolios thereof, if any

GATEWAY TRUST, on behalf of:

Gateway Equity Call Premium Fund

Gateway Fund

LOOMIS SAYLES FUNDS I, on behalf of:

Loomis Sayles Income Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

LOOMIS SAYLES FUNDS II, on behalf of:

Loomis Sayles Global Allocation Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

NATIXIS ETF TRUST, on behalf of:

Natixis Gateway Quality Income ETF

NATIXIS ETF TRUST II, on behalf of:

Natixis Vaughan Nelson Select ETF

Natixis Loomis Sayles Focused Growth ETF

NATIXIS FUNDS TRUST I, on behalf of:

Loomis Sayles Core Plus Bond Fund

Mirova Global Megatrends Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Fund

NATIXIS FUNDS TRUST II, on behalf of:

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

Natixis Oakmark Fund

Vaughan Nelson Select Fund

Vaughan Nelson Mid Cap Fund

NATIXIS FUNDS TRUST IV, on behalf of:

AEW Global Focused Real Estate Fund

LOOMIS SAYLES CREDIT INCOME OPPORTUNITIES FUND, on behalf of

Loomis Sayles Credit Income Opportunities Fund